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                                                                    EXHIBIT 99.3

                             NETWORK APPLIANCE, INC.
               NOTICE OF GRANT OF SPECIAL NON-OFFICER STOCK OPTION

            Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Network Appliance, Inc. (the "Corporation"):

               OPTIONEE:___________________________________________

               GRANT DATE:_________________________________________

               VESTING COMMENCEMENT DATE:__________________________

               EXERCISE PRICE:  $__________________________________per share

               NUMBER OF OPTION SHARES:____________________________shares

               EXPIRATION DATE:____________________________________

               TYPE OF OPTION:  Non-Statutory Stock Option

               EXERCISE SCHEDULE: The Option shall become exercisable with respect to (i) twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in thirty-six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

               Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Network Appliance, Inc. Special Non-Officer Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Special Non-Officer Stock Option Agreement (the "Option Agreement") attached hereto as Exhibit A.

               Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

               No Employment or Service Contract. Nothing in this Notice or in the attached Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which




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rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

               Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Option Agreement.

______________________  , 199__
        Date


                                   NETWORK APPLIANCE, INC.


                                   By:___________________________

                                   Title:________________________



                                   ------------------------------
                                   OPTIONEE

                                   Address:___________________________

                                   ___________________________________


ATTACHMENTS
EXHIBIT A - SPECIAL NON-OFFICER STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS


                                       2.


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                                    EXHIBIT A

                   SPECIAL NON-OFFICER STOCK OPTION AGREEMENT


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                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS